Exhibit T3B.37

4043759

DATED	18 SEPTEMBER	2000

BROOMCO (2274) LIMITED
(IN THE COURSE OF CHANGING ITS NAME TO
MIA GENERAL INSURANCE SERVICE MANAGERS LIMITED)

ARTICLES OF ASSOCIATION

Adopted 18 September 2000

DLA

Company Number: 4043759

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BROOMCO (2274) LIMITED
(in the course of changing its name to MIA GENERAL INSURANCE SERVICE MANAGERS LIMITED*)

(Adopted by a Special Resolution passed on 18 September 2000)

PRELIMINARY

1. These Articles together with the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended from time to time) ("Table A") shall apply to the Company except insofar as such regulations are excluded or varied hereby or are otherwise inconsistent with these Articles. Regulations 40, 62, 73 to 80 (inclusive) and 118 of Table A shall not apply to the Company.

DEFINITIONS AND INTERPRETATION

2. In these Articles the following words and expressions shall have the following meanings unless the context otherwise requires:

   the **"Act"** means the Companies Act 1985 (as amended by the Companies Act 1989) and every statutory modification or re-enactment thereof from time to time in force.

   "Directors" means the directors for the time being of the Company or, as the case may be, the board of directors for the time being of the Company or the directors at a duly convened meeting of the board of directors or any duly authorised committee thereof at which a quorum is present.

   "Group" means the Company and any parent company of the Company and any company which in relation to the Company and/or any parent company of the Company is a subsidiary undertaking from time to time and references to a "member of the Group" or a "Group member" shall be construed accordingly.

* by way of a special resolution passed on 18 September 2000

Company Number: 4043759

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

BROOMCO (2274) LIMITED
(in the course of changing its name to MIA GENERAL INSURANCE SERVICE MANAGERS LIMITED*)

(Adopted by a Special Resolutionpassed on 18 September 2000)

PRELIMINARY

1. These Articles together with the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended from time to time) ("Table A") shall apply to the Company except insofar as such regulations are excluded or varied hereby or are otherwise inconsistent with these Articles. Regulations 40, 62, 73 to 80 (inclusive) and 118 of Table A shall not apply to the Company.

DEFINITIONS AND INTERPRETATION

2. In these Articles the following words and expressions shall have the following meanings unless the context otherwise requires:

the **"Act"** means the Companies Act 1985 (as amended by the Companies Act 1989) and every statutory modification or re-enactment thereof from time to time in force.

"Directors" means the directors for the time being of the Company or, as the case may be, the board of directors for the time being of the Company or the directors at a duly convened meeting of the board of directors or any duly authorised committee thereof at which a quorum is present.

"Group" means the Company and any parent company of the Company and any company which in relation to the Company and/or any parent company of the Company is a subsidiary undertaking from time to time and references to a "member of the Group" or a "Group member" shall be construed accordingly.

* by way of a special resolution passed on 18 September 2000

"member" means a person who has agreed to become a member of the Company and whose name is entered in the Company's register of member.

the **"Statutes"** means the Act and every other statute for the time being in force including every statutory modification or re-enactment thereof concerning companies and affecting the Company.

"Towergate" means Towergate Underwriting Group Limited (3405221).

"in writing" and **"written"** includes printing, lithography, and other modes of representing or reproducing words in an eye readable form.

Words importing the singular number only include the plural number and vice versa.

Words importing one gender only include the other genders.

Words importing persons include corporations.

Words and expressions defined in the Statutes shall, unless the context otherwise requires, have the same meanings in these Articles.

The headings in these Articles are inserted for convenience only and shall not affect the construction hereof.

SHARE CAPITAL

3. The authorised share capital of the Company at the date of adoption of these Articles is £1000 divided into 1000 Ordinary Shares of £1 each.

POWER TO ISSUE SHARES

4. The Directors may issue shares in the capital of the Company provided that no issue shall be made:

   4.1 except with the prior approval of the Company in general meeting or with the prior written consent of the holder or holders of a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company; and

4.2 unless the issue has been authorised pursuant to Section 80 of the Act whether by Article or otherwise.

5. The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act to exercise all the powers of the Company to allot relevant securities (within the meaning of such Section) to such person at such times and on such terms and conditions as they may determine provided that the aggregate nominal value of the relevant securities allotted pursuant to this authority shall not exceed the aggregate nominal value of the unissued relevant securities of the Company at the date of the adoption of these Articles and provided also that this authority shall expire on the fifth anniversary of the date of adoption of these Articles unless varied or revoked or renewed by the Company in general meeting. The Directors may make or enter into any offer or agreement before the expiry of this authority which would or might require relevant securities to be allotted after the expiry of such authority and the Directors may allot relevant securities in pursuance of any such offer or agreement.

6. In accordance with Section 91 of the Act, Section 89(1) and Section 90(1) to (6) of the Act shall not apply to any allotment of equity securities (as defined in Section 94 of the Act) by the Company.

TRANSFER OF SHARES

7. Notwithstanding any other provisions of these Articles, the Directors shall decline to register the transfer of any shares to any person other than to the holder or joint holders of a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company unless the prior written consent of such holder or holders is obtained to such transfer.

8. Notwithstanding any other provision of these Articles to the contrary the Directors shall not be entitled to refuse to register any transfer of shares made (directly or indirectly) pursuant to the enforcement of any security granted over all or part of the share capital of the Company from time to time.

9. Regulation 24 of Table A shall be read and construed as if the first sentence thereof was omitted.

TRANSFERS BY MEMBERS ON CEASING TO BE DIRECTORS OR EMPLOYEES

10. In the event that a member ceases to be either an employee or a Director of the Company or any other member of the Group for any reason whatsoever and is not thereafter continuing as either an employee or a director of any member of the Group such member or his personal representatives ("the Leaving Member") shall thereupon become bound to transfer all of his shares without payment to such person as the holder or holders of a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company or as the Directors shall nominate in writing ("the Transferee").

11. In the event that the Leaving Member shall fail or refuse to execute a transfer of all of his shares the Directors may authorise some person to execute and delivery on his behalf a transfer of such shares in favour of the Transferee and may register the Transferee as holder thereof and issue to him a certificate for the same whereupon the Transferee shall become indefeasibly entitled thereto and Regulation 30 of Table A shall be modified accordingly.

PROCEEDINGS AT GENERAL MEETINGS

12. No business shall be transacted at any general meeting of the Company unless a quorum of members is present; one member holding or representing more than one half in nominal value of the issued ordinary share capital of the Company for the time being, present in person or by proxy or being a corporation by its duly authorised representative, shall be a quorum.

13. Regulation 41 of Table A shall be read and construed as if the word "such" in lines one and two were omitted.

14. A poll may be demanded by any member present in person or by proxy or in the case of a corporation by its duly authorised representative and Regulation 46 of Table A shall be modified accordingly.

15. An instrument appointing a proxy (together with the power of attorney or other authority (if any) under which it is executed or a duly certified copy thereof) shall be deposited at such place (if any) as may be specified for that purpose in the notice convening the meeting or, if no place is specified shall be delivered to the meeting at which the proxy is authorised to vote

or at the time and place appointed for the taking of the poll on which the proxy is authorised to vote (as the case may be).

16. Regulation 54 of Table A shall be read and construed as if the words "or by proxy" were inserted after the words "present in person" and as if the words "for each share of which he is the holder" were inserted before the words "and on a poll".

DIRECTORS

17. A Director shall not retire by rotation. Regulation 84 of Table A shall be read and construed as if the last sentence was omitted therefrom.

18. A Director shall not be required to hold any share qualification.

19. The reference to "two" in Regulation 64 shall be substituted by "one" to the effect that the minimum number of Directors required shall be one.

20. Any person may be appointed a Director and any Director may be removed from office as follows:

    20.1 by notice in writing of such appointment or removal, given to the Company by the holder or holders of the majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company, and signed by such holder or holders or, in the case of a holder which is a corporation, signed by any director or the secretary of the corporation, and left at or sent to the registered office of the Company and which notice may consist of several documents in the like form each signed by or on behalf of one or more of such holders; or

    20.2 by ordinary resolution of the Company in general meeting and without the need to give special notice of such resolution under Section 379 of the Act.

21. Every such appointment or removal by notice in accordance with Article 20 shall take effect immediately upon receipt of the notice at the registered office of the Company or (as the case may be) on or from such earlier date on which an intimation by facsimile transmission is received at the registered office to the effect that such notice of appointment or removal has been signed and sent to the registered office or (as the case may be) on such later date (if any) as may be specified in the notice.

22. The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director.

23. Unless and until the Company in general meeting shall otherwise determine, there shall not be any limitation as to the number of Directors. If and so long as there is a sole Director, he may exercise all the powers and authorities vested in the Directors by these Articles or Table A and Regulations 89 and 90 of Table A shall be modified accordingly.

24. Regulation 81 of Table A shall be read and construed as if there were added thereto the following paragraphs (f) and (g):

"(f) the Directors resolve that he is physically or mentally incapable of performing his duties; or

(g) he is removed in accordance with Article 20."

PROCEEDINGS OF DIRECTORS

25. The quorum necessary for the transaction of business at any meeting of the Directors shall be two provided always that (for so long as Towergate is the holding company of the Group) one of the Directors comprising the quorum shall be a person nominated by Towergate to act as a director of the Company.

26. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and subject to Section 80 of the Act to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

27. A Director, notwithstanding his interest in a particular matter but subject to his complying with the provisions of Section 317 of the Act may vote as a Director on any resolution concerning any contract or arrangement in which he is interested including any appointment to office or employment with the Company or any body corporate in which the Director is interested or upon any matter arising therefrom, and if he does so vote, his vote shall be counted and he shall be counted in reckoning a quorum when any such contract or arrangement is under consideration. Regulations 94 and 97 of Table A shall be modified accordingly.

28. Any Director enabled to participate in the proceedings of a meeting by means of a communication device (including a telephone) which allows all the other Directors present at such meeting (whether in person or by proxy or by his alternate or by means of such type of communication device) to hear at all times such Director and such Director to hear at all times all other Directors present at such meeting (whether in person or by proxy or by his alternate or by means of such type of communication device) shall be deemed to be present at such meeting and shall be entitled to vote and be counted when reckoning a quorum. Such a meeting shall be deemed to have occurred at the place where most of the participants are present, or, if there is no such place, where the chairman of the meeting is then present. The word "meeting" in these Articles shall be construed accordingly.

29. Notice of all meetings of the Directors shall be given to every Director and alternate Director whether or not he is for the time being absent from the United Kingdom and Regulations 88 and 66 shall be modified accordingly.

INDEMNITY

30. Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled every Director and other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities sustained or incurred by him in defending any proceedings, whether civil or criminal, relating to his conduct as an officer or employee of the Company in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act, in which relief is granted to him by the Court.